Exhibit 12 (a)

                             BNP U.S. FUNDING L.L.C.
                Computation of ratio of earnings to fixed charges
                          (in thousands, except ratios)

                                                                       Six-month period ended
                                                                            June 30, 1999
Net Income.......................................................             $ 27,841
Fixed Charges
         Trustee Fees............................................                   60
         Audit Fees..............................................                   15
         Administrative Fees.....................................                  125
                                                                              --------

Total Fixed Charges..............................................                  200
                                                                              --------
Earnings before fixed charges....................................               28,041
Fixed charges, as above..........................................                  200
                                                                              --------
Ratio of earnings to fixed charges...............................             $ 140.20
                                                                              ========

                                 Exhibit 12 (b)

                             BNP U.S. FUNDING L.L.C.
                Computation of ratio of earnings to fixed charges
                 and preferred securities dividend requirements
                          (in thousands, except ratios)

                                                                    Six-month period ended June
                                                                              30,1999
Net Income.......................................................              $27,481
Fixed Charges
         Trustee Fees............................................                   60
         Audit Fees..............................................                   15
         Administrative Fees.....................................                  125
                                                                             ---------

Total Fixed Charges..............................................                  200
                                                                             ---------
Earnings before fixed charges....................................               28,041
                                                                             ---------
Fixed charges, as above..........................................                  200
Preferred securities dividend....................................               19,345
                                                                             ---------
Fixed charges including preferred securities dividends...........              $19,545
                                                                             =========
Ratio of earnings to fixed charges and preferred securities......                 1.43
                                                                             =========